AMENDMENT TO ASSET PURCHASE AGREEMENT



         THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (the "Amendment") is made and entered into this 23rd day of May, 1997, by, among and between CONTINENTAL CHOICE CARE, INC. ("CCC"), a New Jersey corporation, and its subsidiaries and affiliates (other than UMDC) identified on Schedule 1 of that certain Asset Purchase Agreement dated February 12, 1997 (the "Agreement"), and IHS of New York, Inc., a New York corporation.

         WHEREAS, the parties wish to amend the Agreement through this Amendment;

         NOW, THEREFORE, FOR AND IN CONSIDERATION of the premises and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:
         1. The terms of this Amendment shall supersede any and all conflicting terms of the Agreement. Except for this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.
         2. The following provision shall be added to the end of Section 3 of the Agreement: In the event UMDC shall not become a party to this Agreement or otherwise sell its assets to IHS and IHS shall not have exercised its option contained in the Acknowledgment by UMDC Stockholders (the "UMDC Option") to acquire the shares of UMDC held by Alvin S. Trenk, Steven L. Trenk and Martin G. Jacobs or otherwise acquired shares in UMDC, subject to the consent of PNC Bank ("PNC"), the term "Assets" shall not include the assets of UMDC, the term "Sellers" shall not include UMDC and the terms "Business" and "Facilities" shall not include UMDC. In the event PNC shall not so consent on or before May 31, 1997, this Subsection shall not be effective and either party may terminate this Agreement on written notice. In addition, subject to the further reduction for liabilities assumed by Buyer or encumbering Assets acquired by Buyer as identified pursuant to Section 1.B hereof or pursuant to the provisions of Paragraph 4 of the Amendment, the consideration to be paid by Buyer to the Sellers as set forth in the first two sentences of this Section 3 shall be reduced so that such consideration shall be the sum of the following: (a) Five Hundred Thousand Dollars ($500,000) to be placed in escrow at Closing with Crummy, Del Deo, Dolan, Griffinger & Vecchione, P.C., of Newark, New Jersey (the "Escrow Agent") pursuant to the Escrow Agreement attached as Exhibit 3.1 to the Agreement (the "Escrow Agreement") between Buyer, Sellers and Escrow Agent and shall be disbursed in accordance with the terms specified in the Escrow Agreement, and (b) Four Million Six Hundred Twenty Thousand Dollars ($4,620,000) to be paid in full to Seller at Closing by wire transfer to an account designated in writing by CCC. In addition, Buyer shall pay to Seller the sum of Two Million Dollars ($2,000,000) as a market penetration bonus (the "Bonus") payable to the Seller on the date on which either (i) the Assets of UMDC are transferred to Buyer on terms comparable to those set forth in this Agreement or otherwise satisfactory to the Parties or (ii) Seller shall have transferred or have caused to be transferred to Buyer the Assets of another dialysis facility located in Manhattan acceptable to Buyer in its sole discretion (the "Alternate Facility"), the purchase price of either of which shall be not less than Six Million Dollars ($6,000,000) nor more than Eight Million Dollars ($8,000,000). In the event the Buyer's purchase price for UMDC or the Alternate Facility exceeds Six Million Dollars ($6,000,000) (the amount of said excess being the "Excess Amount") the Bonus shall be reduced by the Excess Amount. If the purchase price for UMDC or the Alternate Facility exceeds Eight Million Dollars ($8,000,000), there shall be no Bonus.

         3. If the term "Assets" does not include the assets of UMDC for the reasons set forth in Section 3 of the Agreement, then, the Escrow Agreement referred to in Section 3 of the Agreement shall be amended as follows: (a) Paragraph 1 thereof shall require the Escrow Fund to be $500,000, (b) the sum of $500,000 referred to in Paragraph 3 thereof shall be replaced by the sum of $250,000, and (c) the sum of $250,000 referred to in Paragraph 3 thereof shall be replaced by the sum of $125,000.
         4. Sections 2, 7(G) and 7(M) of the Agreement are modified as follows:
The Parties agree to cooperate with each other so as to immediately file all necessary applications to transfer or to approve the Buyer's ownership of the Facility licenses in New Jersey, New York and Connecticut. The closing shall occur on the 10th business day after compliance with all conditions precedent thereto as specified in Section 7 of the Agreement (as amended) have occurred, except that as to Section 7(M) the condition that Buyer be licensed in the states of New York, New Jersey and Connecticut shall be modified such that Buyer need only have been duly licensed to operate the Facilities in the states of New Jersey and Connecticut and in at least one of the Facilities (exclusive of UMDC regardless of whether UMDC becomes a party to this Agreement) located in the state of New York.
         In the event the Buyer has been duly licensed with respect to all Facilities in the state of New York by September 30, 1997 the full payment of consideration for the Assets (as amended but excluding any amounts as may then be payable in respect of the assets of UMDC or the Alternate Facility, which consideration shall be paid at the closing of UMDC or the Alternate Facility) shall be paid.
         In the event the Buyer has been duly licensed in the state of New York with respect to only one Facility by September 30, 1997, (a) all of the consideration for the Assets (as amended but excluding any consideration with respect to UMDC or the Alternate Facility (which consideration shall be paid at the closing of UMDC or the Alternate Facility)) shall be paid into a separate escrow by the Buyer (together with the Consulting Agreement contained at Exhibit 7.2, and any other documents necessary to effectuate the Closing) ("Buyer's Closing Documents") and the Consulting Agreement contained at Exhibit 7.2, and all other Closing documents required to be delivered to Buyer pursuant to
Section 2B ("Seller's Closing Documents") shall be deposited into such escrow by Sellers, to be released from escrow when the Buyer shall have been duly licensed in the state of New York with respect to the other Facility, and (b) the Parties shall enter into a Consulting and Services Agreement with respect to the Facilities, in a form mutually acceptable, which Consulting and Services Agreement shall expire at the time title to the Facilities passes to Buyer or November 30, 1997, whichever is earlier.
         In the event the Buyer shall not have been duly licensed in the State of New York with respect to the other Facility by November 30, 1997, there shall be terminated both Buyer's obligation to acquire and Seller's obligation to sell the Assets and the Consulting and Services Agreement, the consideration paid into escrow, plus fifty (50%) percent of all interest accrued thereon, and Buyer's Closing Documents, shall be distributed to Buyer, and Seller's Closing Documents, plus fifty (50%) percent of all interest accrued on the escrow funds shall be distributed to Sellers.

         In the event that Buyer shall have been duly licensed in the State of New York with respect to the other Facility by November 30, 1997, all the consideration paid into escrow, plus fifty (50%) percent of the interest accrued thereon (together with Buyer's Closing Documents shall be delivered to Sellers, and fifty (50%) percent of the interest accrued on the escrow funds together with Seller's Closing Documents shall be delivered to Buyer.
 .
         5. Section 4(B) of the Agreement and Paragraphs (2) and (3) of the UMDC Option are amended such that they shall not apply to any offer or proposal by the St. Luke's-Roosevelt Hospital Center or its designee to acquire the stock or assets of UMDC and shall not apply after September 30, 1997 (as extended through November 30, 1997 pursuant to Paragraph 4 of the Amendment).
         6. Section 7(B) of the Agreement is amended to add as a further condition to Buyer's obligation to close that Sellers' representations and warranties must be true, accurate and complete as of the Closing Date without any limitation of such representations and warranties as being to Sellers' knowledge.
         7. Section 8(D) of the Agreement is deleted.
         8. Section 7(O) of the Agreement is amended to the effect that, except as set forth in Section 14 of the Agreement, Buyer's due diligence investigation shall be completed by May 9, 1997 and the Condition to the obligation of Buyer referred to in Section 7(O) of the Agreement shall be deemed satisfied on that date unless Buyer shall notify Sellers in writing on or before May 9, 1997 as to all matters which are not acceptable and that Buyer has elected to terminate the Agreement because due diligence was unacceptable to Buyer.
         9. Section 6B of the Agreement is amended by adding to the end thereof the following: "All information set forth in, or delivered in connection with, the Financial Statements, including without limitation the schedules and supplemental information thereto, is accurate at the date thereof, regardless of whether such information is audited or unaudited, subject to normal year-end audit adjustments.
         10. Section 7J of the Agreement shall be amended by adding to the end thereof "In the event Buyer acquires the assets of UMDC at a purchase price of more than Seven Million Dollars ($7,000,000), the Consulting Agreement shall be extended for one additional year."
         11. Section 11D of the Agreement is amended by replacing the amount of "$100,000" each time it appears by that amount which is equal to the lesser of
(a) $100,000 and (b) the product of (i) the total consideration payable to Seller pursuant to Section 3 of the Agreement (as amended) divided by $13,120,000, times (ii) $100,000.
         12. Section 14 of the Agreement is amended to add a new Section 14A(v) as follows: "(v) either party may terminate any right or obligation of the Buyer to acquire all or any interest in the stock or assets of any Facility located in the State of New York (including UMDC) if the closing with respect to such Facility has not occurred by September 30, 1997 (as extended through November 30, 1997 pursuant to Paragraph 4 of the Amendment).
         13. Section 14(C) of the Agreement is amended to provide that (a) the reasons for termination of the Agreement shall also include the failure of PNC Bank to consent (as provided in Paragraph 2 of the Amendment), and (b) the definitive agreement which would trigger Sellers' obligation to pay Buyer $500,000 shall apply whether the Assets are sold in one or more transactions for an aggregate price in excess of $13,120,000.

                  IN WITNESS WHEREOF, the parties have hereunto executed this Agreement on the day and year first above written.

CONTINENTAL CHOICE CARE, INC.        CONTINENTAL DIALYSIS, INC.

By:      /s/ Steven L. Trenk         By:      /s/ Steven L. Trenk
-----------------------------        -----------------------------------
Title:   President                   Title:   President


CHOICE CARE, INC.                    CONTINENTAL DIALYSIS OF THE BRONX, INC.

By:      /s/ Steven L. Trenk         By:      /s/ Steven L. Trenk
-----------------------------        -----------------------------------
Title:   President                   Title:   President By:


CHOICE STAFFING, INC.                DIALYSIS STAFFING, INC.

By:      /s/ Steven L. Trenk         By:      /s/ Steven L. Trenk
-----------------------------        -----------------------------------
Title:   President                   Title:   President By:


CHOICE CARE INFUSION                 CONTINENTAL DIALYSIS
SERVICES, INC (Delaware)             OF LINDEN, INC.

By:      /s/ Steven L. Trenk         By:      /s/ Steven L. Trenk
-----------------------------        -----------------------------------
Title:   President                   Title:   President

CHOICE CARE INFUSION                 ALPHA ADMINISTRATION CORP.
SERVICES, INC (New York)

By:      /s/ Steven L. Trenk         By:      /s/ Steven L. Trenk
-----------------------------        -----------------------------------
Title:   President                   Title:   President

IHS OF NEW YORK, INC.

By:      Nelson Shaller
-----------------------------
Title:   President